Exhibit 99.1

Actuate Acquires performancesoft, Inc. to Extend Performance Management Throughout the Enterprise

Leading scorecard and dashboard application distributes visibility and promotes accountability beyond the finance function and extends it throughout the enterprise

SOUTH SAN FRANCISCO, Calif. – Friday, January 6, 2006 – Actuate Corporation (NASDAQ: ACTU), the world leader in Enterprise Reporting Applications, today announced that it has acquired all of the outstanding shares of capital stock of privately-held performancesoft Inc., of Toronto, Ontario, Canada, a leading provider of Performance Management Solutions software and services.

“Dashboards and scorecards are the preferred applications to deliver executive level information to manage corporate performance,” said Pete Cittadini, president and CEO of Actuate Corporation. “However, to truly achieve breakthrough corporate performance, companies must take Performance Management beyond the executive suite and the finance department. The combination of performancesoft’s leading Performance Management applications and Actuate’s Enterprise Reporting Application platform provides the best in market capabilities for distributing accountability throughout the enterprise. Our customers will now be able to quickly build and deploy rich, intuitive and easy to use dashboard and scorecard applications, offering managers at all levels the ability to drill-through from executive level information to real-time operational details, resulting in heightened management effectiveness and breakthrough corporate performance throughout the enterprise.”

“performancesoft has led the way in delivering easy to use applications that provide a holistic view of true performance resulting in the world’s most widely deployed Performance Management solution,” said Mike Tipping, president and CEO of performancesoft, Inc. “We are excited to join the Actuate organization and proud to be able to offer our joint customers a wider range of solutions to further enhance their Performance Management initiatives.”

The acquisition was an all-cash transaction with an initial purchase price of US$16.5 million and additional contingent cash consideration of up to US$13.5 million (based on achievement of certain revenue and operating margin targets for 2006) payable in 2007 and will be accounted for under the purchase method of accounting. On a non-GAAP basis, excluding amortization of intangibles, purchased in-process research and development costs, stock option compensation, restructuring costs and other non-recurring costs, Actuate expects the acquisition to be accretive to earnings by the fourth quarter of 2006 and approximately breakeven for the full year of 2006. Net income for 2006 will be computed using an income tax rate of 30.0%.

Actuate Corporation • 701 Gateway Boulevard, South San Francisco, CA 94080 • www.actuate.com

Management Conference Call

Actuate will further discuss its acquisition of performancesoft in a conference call with financial analysts and investors at 7:00 a.m. Pacific Time on Monday, January 9, 2006. The conference call and accompanying slide presentation will be broadcast live from the investor relations section of the Actuate website at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome. An archived replay of the broadcast will be available on the site two hours after the conclusion of the live event and will remain posted for 14 days thereafter. For those who are unable to log on to the webcast, the call-in access number is 973-528-0008.

About Actuate Corporation

Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate’s Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate’s Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has over 3,000 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.

Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company’s Web site at www.actuate.com.

About performancesoft, Inc.

Founded in 1993, performancesoft is the acknowledged leader in the Performance Management and Balanced Scorecard categories, with the richest, most intuitive and easiest to use product, and the largest number of successful deployments worldwide. Its state of the art software, practical expertise and unparalleled customer support make performancesoft the solution of choice for today’s performance driven organizations such as: American Electric Power, Bombardier, General Motors, GlaxoSmithKline, Honeywell, NSTAR, Verizon, US Federal Aviation Administration, US Navy, State of Illinois, New York State Office of General Services, County of San Diego, New York City Department of Citywide Administrative Services, US Army Corps of Engineers, Trinity Mirror, Corporation of London, Saudi German Hospitals, Liquor Control Board of Ontario, and Canadian Army, Department of National Defence, among others. For more information about performancesoft, visit the company’s Web site at www.performancesoft.com.

Cautionary Note Regarding Forward Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the benefits to be received in the acquisition, any contingent consideration payment and the expected effect of the performancesoft acquisition on Actuate’s financial performance in 2006. These statements, made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995, reflect Actuate’s expectations, beliefs, hopes, intentions and strategies regarding the future, and are based on information available to Actuate as of the date hereof. These statements are subject to a number of risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the unavailability of audited financial statements of performancesoft prior to closing the acquisition; the treatment of certain performancesoft stock options following the acquisition; the benefits of the acquisition (including without limitation, with respect to the performancesoft product) not materializing as planned or not materializing within the time periods or to the extent anticipated; Actuate’s ability to maintain or achieve performancesoft revenue growth or to anticipate a decline in performancesoft revenue from any of its products or services; Actuate’s ability to develop and introduce performancesoft products and enhancements that respond to its customer requirements and rapid technological change; Actuate’s ability to select and implement appropriate business models and strategies within performancesoft; fluctuations in Actuate’s (and its performancesoft subsidiary’s) quarterly operating results; Actuate’s (and performancesoft’s) ability to sustain or increase its profitability; Actuate’s (and performancesoft’s) ability to attract and retain customers for their respective products; Actuate’s (and performancesoft’s) ability to issue new releases of their respective products on other platforms; changes to current accounting policies that may have a significant, adverse impact upon Actuate’s financial results; risks related to Actuate’s and integration of performancesoft; the introduction of new products by competitors or the entry of new competitors into the markets for Actuate’s (and performancesoft’s) products; the impact of the pricing of competing technologies, and Actuate’s (and performancesoft’s) ability to preserve key strategic relationships; Actuate’s ability to retain performancesoft personnel; the effectiveness of performancesoft’s distribution channel; unauthorized use of Actuate’s or performancesoft’s intellectual property; claims by third parties that Actuate’s or performancesoft’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations and economic and political conditions in Canada, the US and abroad, as well as the risk factors detailed from time to time in Actuate’s periodic reports filed with the Securities and Exchange Commission, specifically Actuate’s 2004 Annual Report on Form 10-K filed on March 16, 2005 and Quarterly Reports on Form 10-Q filed on May 10, 2005, August 9, 2005 and November 9, 2005. Actuate disclaims any obligation to update or revise these forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based.

Copyright© 2006 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.

Press Contact:

Leena Bengani

Actuate Corporation

lbengani@actuate.com

650-837-4837

Investor Contact:

Keren Ackerman

Actuate Corporation

kackerman@actuate.com

650-837-4545